Exhibit 99.1

RMX Industries Announces Reverse Stock Split

DALLAS, Texas — July 24, 2026 — RMX Industries, Inc. (“RMX” or the “Company”) (OTCQB: RMXI), an edge intelligence company developing physical-edge intelligence solutions for real-world operational environments, today announced a 1-for-3 reverse stock split (the “Reverse Split”) of its class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and its class B common stock, $0.0001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “common stock”). The Reverse Split is being effected in order to increase the price per share of the Class A Common Stock to improve its marketability and liquidity.

The Company’s Class A Common Stock will continue to be quoted on the OTCQB® Venture Market of OTC Markets Group, Inc. (“OTCQB”) under the symbol “RMXI” and will begin trading on a split-adjusted basis when the market opens on Monday, July 27, 2026. The new CUSIP number for the Company’s Class A Common Stock following the Reverse Split will be 76133N208.

As a result of the Reverse Split, every three shares of the Company’s issued and outstanding common stock as of the effective time will be combined into one share of common stock. No fractional shares will be issued in connection with the Reverse Split. Fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. All of the Company’s current outstanding equity awards, warrants to purchase shares of common stock and other derivatives automatically adjust per their terms to reflect the reverse split. Also, as a result of the Reverse Split, the number of the Company’s authorized shares of Class A Common Stock and Class B Common Stock will be proportionally reduced from 196,400,000 and 3,600,000, respectively, to 65,466,666 and 1,200,000, respectively.

Registered stockholders are not required to take any action to receive post-Reverse Split shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Split will automatically be reflected in their brokerage accounts. Additional information about the Reverse Split can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2026.

About RMX: RMX Industries, Inc. (OTCQB: RMXI) is an edge intelligence company building physical-edge intelligence solutions for operational and mission-critical environments, drawing on a legacy in video optimization and data transfer technology. RMX is focused on platforms, such as its proprietary edge intelligence platform, QuantrusX™, that bring intelligence closer to the real world, supporting faster data interpretation, local response, and trusted decision-making where connectivity, time, and context matter. For more information, visit www.rmx.io.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that are subject to various risks and uncertainties. In addition, our representatives or we may make forward-looking statements orally or in writing from time to time. We base these forward-looking statements on our expectations and projections about future events, which we derive from the available information. Such forward-looking statements relate to future events or our future performance, including our financial performance and projections, revenue and earnings growth, and business prospects and opportunities. You can identify forward-looking statements by those that are not historical facts, particularly those that use terminology such as “intends,” “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including the risks described in the risk factors section of the reports and other documents that we file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

Media Contact: media@rmx.io

Investor Relations: ir@rmx.io